UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On October 20, 2005, J. Crew Group, Inc. (“Parent”), J. Crew Operating Corp. (“Operating” and together with Parent, the “Company”) and Millard S. Drexler entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”). The Amended Employment Agreement replaces the services agreement that previously governed Mr. Drexler’s employment. Pursuant to the Amended Employment Agreement, Mr. Drexler will continue to serve as the Chief Executive Officer of the Company until August 31, 2008, provided that the agreement will automatically extend for successive one-year periods unless Parent or Mr. Drexler provide at least 90 days’ written notice prior to the expiration of the then-current term. The Amended Employment Agreement provides Mr. Drexler with a minimum annual base salary of $200,000, an opportunity to earn an annual bonus based on the achievement of earnings objectives to be determined each year and the reimbursement of business expenses. Beginning February 1, 2006, or beginning February 1, 2005 if the previously disclosed initial public offering of Parent’s common stock (the “IPO”), is consummated prior to April 15, 2006, Mr. Drexler will be eligible to receive a target bonus of $800,000 and his total annual cash compensation will no longer be subject to a cap. Pursuant to the Amended Employment Agreement, if the Company terminates Mr. Drexler’s employment without “cause” or he terminates his employment for “good reason” (each as defined in the Amended Employment Agreement), Mr. Drexler will be entitled to receive (i) a payment of his annual base salary through the termination date, any accrued vacation pay and any unreimbursed expenses, (ii) a payment equal to his annual base salary and target bonus, one-half of such payment to be paid on the first business day that is six months and one day following the termination date and the remaining one-half of such payment to be paid in six equal monthly installments commencing on the first business day of the seventh calendar month following the termination date, (iii) a pro-rated bonus based on (A) the last bonus Mr. Drexler received prior to the termination date and (B) the number of days of service completed by Mr. Drexler in the year of termination, such amount to be paid on the first business day that is six months and one day following the termination date, and (iv) the accelerated vesting of any unvested restricted shares and/or unvested stock options. In the event that any payment or benefit provided to Mr. Drexler following the IPO becomes subject to the excise taxes imposed by the “parachute payment” provisions of the Internal Revenue Code, Mr. Drexler will be entitled to receive a “gross-up” payment in connection with any such excise taxes. Mr. Drexler remains subject to customary non-solicitation, non-competition and confidentiality covenants. The Employment Agreement is attached as Exhibit 10.1 hereto.

On October 20, 2005, Parent, Millard S. Drexler and Millard S. Drexler, Inc. entered into a Trademark License Agreement (the “License Agreement”) whereby Mr. Drexler granted Parent a thirty-year exclusive, worldwide license to use a trademark and associated intellectual property rights owned by him (the “Properties”). In consideration for the license, Parent will reimburse Mr. Drexler’s actual costs expended in acquiring and developing the Properties (not to exceed $300,000 in total) (the “Up-Front Fee”), and pay royalties of $1 per year during the term of the license. Parent also agreed that it will not assign or spin off ownership of the Properties during the term of Mr. Drexler’s employment without his consent other than as part of a sale of the entire company (except that Parent may pledge or hypothecate its interest in the Properties as part of bank or other financings). Mr. Drexler has further agreed to assign to Parent all of his residual rights in the Properties for no additional consideration if Parent (a) establishes an

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operating business unit using the Properties and (b) invests at least $7.5 million in developing the Properties; provided, however, that Mr. Drexler will have no obligation to assign such rights if Parent terminates his employment without cause or he resigns with good reason before Parent meets conditions (a) and (b) above. In addition, if one of the following events occurs prior to his assignment of his residual rights, Mr. Drexler will have the right to terminate the license within the first ninety days of the occurrence of such event: (a) Parent has not made the $7.5 million capital commitment prior to Mr. Drexler’s termination without cause or resignation with good reason, (b) Parent decides to discontinue its plans to use the licensed trademark and Parent has no bona fide intention to resume such use, or (c) Parent determines, during Mr. Drexler’s employment and without his consent, to pursue a supplemental product line under any mark other than the licensed trademark or J. Crew. If Mr. Drexler terminates the license, he must repay the Up-Front Fee. The License Agreement is attached as Exhibit 10.2 hereto.

Item 9.01 Financial Statements and Exhibits

(c)
	10.1	Amended and Restated Employment Agreement by and among Parent, Operating and Millard S. Drexler dated as of October 20, 2005.

	10.2	Trademark License Agreement by and among Parent, Millard S. Drexler and Millard S. Drexler, Inc. dated as of October 20, 2005.

The information in this Current Report is being furnished under Items 1.01 and 9.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current expectations or beliefs of Parent and Operating (collectively, the “Company”) concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Annual Report on Form 10-K for the period ended January 31, 2005 (the “Form 10-K”) and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

Date: October 21, 2005